Exhibit 10.3

CDI CORP.

PERFORMANCE UNIT AGREEMENT

1. Grant of Performance Units. The Company hereby grants to [Insert Name] (the “Recipient”) a target number of [Insert Number] Performance Units, with a maximum possible payout of up to one hundred and fifty percent of the target number of shares underlying the Performance Units. The Performance Units will become earned dependent upon the Company’s performance as set forth in Section 3 and Attachment 1. This Grant is subject to the terms, definitions and provisions of the Plan, which are incorporated herein by reference. In the event of a conflict between the terms of this Agreement and the Plan, the Plan will prevail. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan. Notwithstanding anything contained herein to the contrary, effective upon the approval by the Company’s shareholders of the CDI Corp. Amended and Restated 2004 Omnibus Stock Plan (the “Amended and Restated Plan”) at the Company’s 2012 annual meeting of shareholders, this Agreement shall thereafter be subject to the terms, definitions and provisions of the Amended and Restated Plan, as the same may be amended from time to time.

2. Definitions.

(a) “Board” means the Board of Directors of CDI Corp.

(b) “Cause” has the meaning set forth in the Plan.

(c) “CDI Stock” means CDI Corp. common stock, par value $0.10 per share.

(d) “Change in Control” means any of the following:

(i) any person, or more than one person acting as a group within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company;

(ii) any person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of stock of the Company possessing 30 percent or more of the total voting power of the Company’s stock;

(iii) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

(iv) a person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions.

(e) “Committee” means the Compensation Committee of the Board.

(f) “Company,” as the context requires, means CDI Corp., CDI Corp. and its Subsidiaries, or the individual Subsidiary of CDI Corp. which employs or retains the Recipient.

(g) “Date of Grant” means [DATE].

(h) “Disability” means a physical, mental or other impairment within the meaning of Section 22(e)(3) of the Code.

(i) “Fair Market Value” means the closing price of actual sales of CDI Stock on the New York Stock Exchange (“NYSE”) on a given date or, if there are no such sales on such date, the closing price of CDI Stock on the NYSE on the last preceding date on which there was a sale. If CDI Stock is not then listed on the NYSE, Fair Market Value shall mean (i) the per share closing price on any other U.S. national securities exchanges on which CDI Stock is listed, (ii) if not so listed and CDI Stock is publically traded on an inter-dealer quotation system, the closing price on such system (or, if deemed appropriate by the Committee, the average of high and low prices) and (iii) if not so listed or traded, as determined by the Committee in compliance with Section 409A of the Code.

(j) “Grant” means the grant of the Performance Units pursuant to this Agreement.

(k) “Performance Goals” means the performance goals set forth on Attachment 1.

(l) “Performance Period” shall mean the period commencing on [January 1, 2012] and ending on [December 31, 2014].

(m) “Plan” means, subject to Section 1, the CDI Corp. 2004 Omnibus Stock Plan.

(n) “Retirement” means the Recipient’s voluntary termination of employment or other service relationship with the Company (other than in anticipation of a termination for Cause) on or after the date on which the Recipient attains age 55 and the sum of the Recipient’s age and years of service with the Company is greater than or equal to 62; provided that the Recipient’s voluntary termination of employment or other service relationship with the Company prior to the third anniversary of the commencement of such employment or other service relationship shall not constitute Retirement for purposes of this Agreement.

3. Performance Contingency; Settlement; Change in Control; Forfeiture.

(a) General. Subject to the Recipient’s continuing employment or other service relationship with the Company on the date of settlement, one share of CDI Stock will be issued in respect of each Performance Unit that is earned in accordance with the Company’s achievement of the Performance Goals set forth in, and determined in accordance with, Attachment 1; provided, however, that the number of shares of CDI Stock which the Recipient will receive upon settlement shall be decreased in accordance with Section 5 below regarding tax withholding. If the Recipient’s employment or other service relationship with the Company terminates for any reason prior to the settlement date (as set forth in Section 3(b)), the Performance Units shall be forfeited with no consideration due therefor as of the date of such termination; provided that if the Recipient’s employment or other service relationship with the Company terminates as a result of death, by the Company due to Disability or by the Recipient due to Retirement, the Performance Units shall remain outstanding and shall be eligible to be earned, vested and settled as if no such termination had occurred (subject to the Recipient’s continued compliance with all applicable non-competition covenants in the case of the Recipient’s Retirement), provided that the number of Performance Units, if any, ultimately earned by the Recipient shall be pro-rated based on the number of days the Recipient was employed or otherwise engaged by the Company during the applicable Performance Period.

(b) Settlement. To the extent earned in accordance with the terms of Section 3(a) and Attachment 1, the Performance Units shall be settled in shares of CDI Stock as soon as reasonably practicable after the completion of the audit of the Company’s financial statements for the last fiscal year included in the Performance Period, but in no event later than March 15th of the year following the last fiscal year of the Performance Period.

(c) Change in Control. Upon the occurrence of a Change in Control, (i) the Performance Period shall be deemed to have terminated, (ii) the Company’s achievement of the Performance Goals shall be determined as of the latest practicable date prior to such Change in Control and (iii) the Performance Units shall be earned and vested in accordance with Attachment 1 based on such performance, with earned Performance Units to be settled in such form of consideration as determined by the Committee on the date of such Change in Control.

(d) Forfeiture. Any Performance Units that are not earned as of the end of the Performance Period shall be immediately forfeited with no consideration due the Participant.

4. Dividends. The Recipient will accrue dividend equivalents with respect to the Performance Units equal to the dividends that would have been paid with respect to an equal number of shares of CDI Stock between the Date of Grant and the end of the vesting period. Such accrued dividend equivalents shall be paid in shares of CDI Stock at the time the applicable Performance Units are settled; provided that no dividend equivalents will be paid with respect to Performance Units that are forfeited.

5. Tax Withholding. The number of shares of CDI Stock to be delivered to the Recipient upon vesting (including shares to be delivered in payment of accrued dividend equivalents) shall be reduced by an amount equal to the minimum taxes (including, without limitation, federal, state, local or foreign income or payroll taxes) required by law to be withheld in connection with the settlement of this Grant. The portion of any shares of CDI Stock withheld pursuant to the applicable tax laws shall be determined by using the Fair Market Value of CDI Stock on the settlement date.

6. Nontransferability of this Grant. The Performance Units may not be transferred, in whole or in part, except by will or the applicable laws of descent and distribution.

7. Stock Ownership Requirements. If the Recipient is subject to any stock ownership requirements imposed by the Company, those requirements may limit the Recipient’s ability to sell or otherwise transfer some or all of the shares of CDI Stock which may be acquired by the Recipient in connection with this Grant.

8. Awards Policy. This Grant is subject to the terms and conditions of the Policy on Cash Bonus Awards and Equity Awards Clawback for CDI Corp. and its Related Companies. The Performance Units are also subject to clawback to the extent required by Section 10D(b)(2) of the Securities Exchange Act of 1934, as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

9. Cancellation of the Performance Units and Repayment of Gains. Notwithstanding any other provision of this Agreement, if the Committee determines that the Recipient has entered into or intends to enter into competition with the Company or any of its subsidiaries, the Committee may, in its discretion, at any time during the term of the non-competition covenant, if any, in the employment agreement, engagement agreement, “covenants and agreements” or similar document between the Recipient and the Company which is being violated by such competition: (a) cancel any outstanding Performance Units granted to the Recipient and/or (b) require the Recipient to transfer to the Company, for no consideration, all shares of CDI Stock acquired by the Recipient upon settlement of the Performance Units (and dividends paid in respect thereof) during the one-year period prior to the termination of the Recipient’s employment or other service relationship with the Company, including any shares of CDI Stock received in respect of dividend equivalents during such period.

10. Compliance with Laws. All shares of CDI Stock issued hereunder to the Recipient or his personal representative shall be transferred in accordance with all applicable laws, regulations or listing requirements of any national securities exchange, and the Company may take all actions necessary or appropriate to comply with such requirements including, without limitation, restricting (by legend or otherwise) such CDI Stock as shall be necessary or appropriate, in the opinion of counsel for the Company, to comply with applicable federal and state securities laws, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission, and postponing the issuance or delivery of any shares of CDI Stock. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated to issue or deliver any shares of CDI Stock if such action violates any provision of any law or regulation of any governmental authority or any national securities exchange. The Company may also condition the delivery of certificates (or book entry issuance) for shares of CDI Stock upon the prior receipt from the Recipient of any undertakings that it determines are required to ensure that the issuance of such certificates (or book entry issuance) is in compliance with federal and state securities laws.

11. Rights Prior to Book Entry or Issuance of Certificates. Neither the Recipient nor any person to whom the Recipient’s rights shall have passed by transfer in compliance with Section 6 shall have any of the rights of a shareholder (including voting and dividend rights) with respect to any of the Performance Units or any shares of CDI Stock issuable in connection with the Performance Units until the date of issuance to the Recipient of a certificate (or book entry issuance) for shares of CDI Stock.

12. Performance Units Does Not Affect Employment Relationship. This Grant shall not confer upon the Recipient any right to continue in the employ or service of the Company, nor interfere in any way with the right of the Company to terminate the employment or other service relationship of the Recipient at any time and for any reason.

13. Interpretation. The Committee shall have the sole power to interpret this Agreement and to resolve any disputes arising hereunder.

14. Acknowledgement. The Recipient acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions of the Plan. The Recipient has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of independent counsel prior to executing this Agreement and fully understands all provisions relating to this Agreement. In addition, by entering into this Agreement and accepting this Grant, the Recipient acknowledges that: (a) this Grant is a one-time benefit and does not create any contractual or other right to receive future grants, awards or other benefits in lieu of grants; (b) the Recipient’s participation in the Plan is voluntary; (c) this Grant is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, termination, bonuses, retirement benefits or similar payments; and (d) the future value of CDI Stock is unknown and cannot be predicted, and the Recipient is not, and will not, rely on any representation by the Company or any of its personnel regarding the future value of CDI Stock (nor has any such representation been made).

15. Execution of this Agreement. If the Recipient does not sign and return this Agreement within 30 days following the Grant Date, the Company is not obligated to provide the Recipient with any benefit hereunder and may refuse to issue shares of CDI Stock to the Recipient in connection with this Grant. If the Recipient receives any cash, dividend equivalents or shares of CDI Stock in connection with this Grant but has not signed and returned this Agreement, he or she will be deemed to have accepted and agreed to the terms set forth herein.

16. Miscellaneous. This Agreement shall be governed by the laws of the state of Pennsylvania, without regard to its choice of laws provisions. This Agreement may be amended only by written agreement between the Company and the Recipient. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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CDI CORP.	RECIPIENT

By:	Signature:
Name:	Print Name:
Title:	Date:

ATTACHMENT 1

[Insert the applicable Performance Goals and achievement criteria.]